As filed with the Securities and Exchange Commission on April 5, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Direxion Shares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

1301 Avenue of the Americas (6th Avenue), 35th Floor
New York, New York 10019

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Shares of Beneficial Interest	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-150525

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of the Direxion Daily Brazil Bull 3X Shares and the Direxion Daily South Korea Bull 3X Shares (each a “Fund” and collectively the “Funds”), all at no par value, each a series of the Direxion Shares ETF Trust (the “Trust”), to be registered hereunder is as set forth, for each Fund, in the Trust’s Post-Effective Amendment No. 82 to its Registration Statement on Form N-1A (Commission File Nos. 333-150525; 811-22201), which descriptions are incorporated herein by reference, as filed with the Securities and Exchange Commission on February 28, 2013, as last supplemented on March 1, 2013 and March 15, 2013.

The Trust currently consists of 118 separate series.  Each Fund to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Direxion Daily Brazil Bull 3X Shares	90-0942438
Direxion Daily South Korea Bull 3X Shares	61-1706164

Item 2.  Exhibits.

1.
The Trust’s Certificate of Trust is included as Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on April 30, 2008 (Accession Number: 0000898432-08-000403).

2.
The Trust’s Trust Instrument is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

3.
The Trust’s By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Direxion Shares ETF Trust

April 5, 2012

/s/ Daniel D. O’Neill
Daniel D. O’Neill Chief Executive Officer